Filed Pursuant to Rule 424(b)(3)

Registration No. 333-187566

Prospectus Supplement No. 3

(to Prospectus dated April 12, 2013)

4,350,000 SHARES

CURRENCYSHARES® CANADIAN DOLLAR TRUST

This Prospectus Supplement No. 3 amends and supplements our prospectus dated April 12, 2013 (the “Prospectus”), Prospectus Supplement No. 1 dated March 5, 2014, and Prospectus Supplement No. 2 dated March 20, 2015, and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 and Prospectus Supplement No. 2.

Under “Creation and Redemption of Shares,” the third sentence in the first paragraph on page 28 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of January 15, 2016, ABM AMRO Clearing Chicago LLC (f/k/a Fortis Clearing Americas LLC), BNP Paribas Prime Brokerage, Inc., BNP Paribas Securities Corp., Citadel Securities LLC, CitiGroup Global Markets, Inc., Credit Suisse Securities LLC, Deutsche Bank Securities Inc., EWT LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA, LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, Timber Hill LLC and Virtu Financial BD LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

The Prospectus shall remain unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is January 15, 2016